Exhibit 3.13

BYLAWS OF THE

FIFTY-THREE DREDGING CORPORATION

ARTICLE I.

MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETING. An annual meeting of shareholders shall be held beginning in 1983 on the first Tuesday of April in each year for the election of directors and for the transaction of such other business as may properly be brought before the meeting. The meeting shall be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice. If the time and place for any meeting are not stated in the notice, then the meeting shall be held at 1:00 p.m. at the Company’s office in Oak Brook, Illinois.

Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or the President of the Company to be held at such time and place as it or he shall determine or as shall be stated in the notice of the meeting or a duly executed waiver of notice.

Section 3. NOTICE OF MEETINGS. Unless otherwise required by law, written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, in a sealed envelope addressed to the shareholder at his address as it appears on the records of the Company. At any meeting of shareholders, action may be taken upon any subject which is either stated in the notice of the meeting or is not stated in the notice of the meeting and is not by law required to be stated in the notice of the meeting.

Whenever any notice is required to be given to any shareholder, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated in the waiver, shall be deemed equivalent to the giving of such notice; and attendance of a shareholder at any meeting shall constitute a waiver of notice of the meeting unless such attendance is for the sole purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called or convened. No notice of an adjourned meeting of shareholders need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for a period greater than thirty (30) days or unless after the adjournment a new record date is fixed for the adjourned meeting.

Section 4. LIST OF SHAREHOLDERS. The Secretary shall prepare, before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present in person thereat.

Section 5. QUORUM. At all meetings of shareholders, a quorum for the transaction of any business shall consist of the holders of such number of shares, represented in person or by proxy, as shall be entitled to cast a majority of the votes which might be cast by the holders of all of the shares of the Company issued, outstanding and entitled to be voted upon such business. In the absence of a quorum, the shareholders entitled to vote thereat and represented at the meeting or at any adjournment thereof may adjourn the meeting from time to time without notice other than by announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken (subject to the provisions of the last sentence of Section 3 of this Article I) until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. VOTING. At any meeting of shareholders when a quorum is present, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. Shareholders are entitled to cumulative voting upon the election of directors. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot.

Section 7. PROXIES. Any shareholder entitled to vote at any meeting of shareholder may vote either in person or by proxy, but no proxy which is dated more than three (3) years before the meeting at which it is offered shall be accepted unless the proxy shall provide for a longer period. Every proxy shall be in writing, signed by the shareholder or his duly authorized attorney and dated, but need not be sealed, witnessed or acknowledged. A proxy received in the form of a telegram or other written communication which identifies the shareholder and evidences the shareholder’s intent to submit a proxy may be accepted, although not manually signed.

ARTICLE II

BOARD OF DIRECTORS

Section 1. NUMBER AND POWERS. The number of directors shall be not less than three (3) nor more than twelve (12) and at any time shall be such number as the Board of Directors shall most recently have fixed.

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors which may exercise all of the powers of the Company except such as are by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to other persons.

Section 2. ORGANIZATION MEETING. Immediately after each meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet for the purpose of organization or otherwise at the place of the shareholders’ meeting, and no notice of such meeting of the Board of Directors shall be necessary.

Section 3. REGULAR AND SPECIAL MEETINGS. Meetings of the Board of Directors may be called by the President or the Secretary, and shall be called by the Secretary upon the written request of one (1) director. The Board of Directors may hold its meetings at such place or places as it may determine or as may be designated by the person calling the meeting.

Section 4. NOTICE OF MEETING. Except as provided in Section 2 of this Article II, notice of the place, day and hour of every meeting shall be given to each director at least two (2) days before the meeting by delivering such notice to him personally, either orally or in writing, or by sending notice to him by telegraph or by leaving a notice at his residence or usual place of business or, in the alternative, upon five (5) days’ notice by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, in a sealed envelope addressed to the director at the address furnished to the Company for such purpose and, if telegraphed, notice is given when it is delivered to the telegraph company for transmission to the director at the address furnished to the Company for such purpose. A written waiver of notice signed by the director entitled to notice and filed with the records of the meeting either before or after the holding thereof, waives such notice; and attendance of a director at any meeing shall constitute a waiver of notice of the meeting unless such attendance is for the sole purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called or convened. No notice of adjourned meetings of the Board of Directors need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for a period greater than thirty (30) days. The notice need not specify the business proposed to be transacted at the meeting.

Section 5. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum, the directors present, by majority vote, may adjourn the meeting without notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction between the Company and one or more of the directors or officers of the Company or a company or organization in which one or more of the directors or officers of the Company are directors or officers or have a financial interest.

Section 6. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

Section 7. CONFERENCE CALL MEETINGS. The Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting of the director so participating.

Section 8. VACANCIES. If any vacancy occurs in the Board of Directors or any new directorship is created by an increase in the number of directors, a majority of the directors then in office, though less than a quorum, may elect a successor or fill the newly created directorship, and any director so elected shall hold office until the next election of directors and until a successor shall be duly elected and qualified.

Section 9. COMPENSATION AND INDEMNIFICATION. Directors shall be entitled to receive such compensation for their services as directors and as members of committees of the Board of Directors as may be fixed by the Board of Directors, and shall be reimbursed for expenses of attendance at meetings of the Board of Directors and committees thereof. Directors may act as officers of or serve the Company in any other capacity and receive compensation therefor.

Directors shall be entitled to indemnification as provided by law and the Certificate of Incorporation.

ARTICLE III

OFFICERS

Section 1. PRINCIPAL OFFICERS. The principal officers of the Company shall be a President, one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President, a Senior Vice President or such other designation as may be determined by the Board of Directors), a Secretary, and a Treasurer each of whom shall be elected by the Board of Directors. The Company may also have such other officers as may be elected or appointed as provided in these Bylaws. Subject to Section 13 of this Article III, the elected officers of the Company shall serve at the pleasure of the Board of Directors or until they shall have resigned by writing filed with the Secretary of the Company.

Section 2. PRESIDENT. The President shall be the chief executive officer of the Company and shall have general charge and supervision of the business of the Company. He shall, when present,

preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, certificates of stock of the Company; and sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company.

Section 3. VICE PRESIDENT. Each Vice President shall perform such duties as may be assigned to him by the Board of Directors or the President. At the request of the President, any Vice President may perform all of the duties of the President, and when so acting shall have the powers of the President, Any Vice President may sign, with the Secretary or Treasurer, or Assistant Secretary or Assistant Treasurer, certificates of stock of the Company; sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company; and, in general, assist the President and perform all duties incident to the office of a vice president of a company.

Section 4. SECRETARY. The Secretary shall keep the minutes of all meetings of the shareholders, of the Board of Directors and of any committee of the Board of Directors in books provided for the purpose; cause notices to be given in accordance with the provisions of these Bylaws or as required by law; be custodian of the stock ledger and records and of the corporate seal of the Company; see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when it is so affixed attest the same; sign, with the President or any Vice President, certificates of stock of the Company; and, in general, perform all duties incident to the office of a secretary of a company, and such other duties as may be assigned to him by the Board of Directors.

Section 5. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall be authorized by the Board of Directors. He shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company. The Treasurer may sign, with the President or a Vice President, certificates of stock of the Company; and, in general, he shall perform all of the duties incident to the office of a treasurer of a company, and such other duties as may be assigned to him by the Board of Directors.

Section 6. ASSISTANT OFFICERS. The Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers who, in the absence or disability of the Secretary or Treasurer, or at the request of the Secretary or Treasurer, as the case may be, shall have the powers and duties of such office. Each Assistant Secretary and Assistant Treasurer shall have such additional authorities and perform such additional duties as may be assigned to him by the Board of Directors.

Section 7. APPOINTED ASSISTANT AND SUBORDINATE OFFICERS. The. Board of Directors may appoint such subordinate officers as it may deem desirable and prescribe their powers and duties. In addition, the President may appoint and, subject to Section 13 of this Article IV, remove such assistant officers and such subordinate officers as either may deem desirable and prescribe their powers, duties and compensation, subject to the limits fixed by the Board of Directors pursuant to Section 12 of this Article III of the Bylaws.

Section 8. ADDITIONAL AUTHORITIES AND DUTIES AND RESTRICTIONS THEREON. The Board of Directors may, at anytime, for a limited or unlimited period, grant to or impose upon any officer (including any assistant or subordinate officer) authorities or duties additional to those hereinabove specified. The Board of Directors may also, at any time for a limited or an unlimited period, restrict the authorities and duties otherwise appurtenant to any office.

Section 9. OFFICERS HOLDING TWO OR MORE OFFICES. Any number of the above offices may be held by the same person except for the offices of President and Secretary, but no officer shall execute, acknowledge or verify any Instrument in more than one capacity if such Instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 10. COMPENSATION. The Board of Directors shall fix the compensation of officers and employees receiving compensation exceeding such limit as shall be fixed by the Board of Directors.

Section 11. REMOVAL. Any elected officer may be removed, with or without cause, by vote of a majority of the entire Board of Directors at a meeting called for that purpose. Any appointed officer may be removed, with or without cause, by the Board of Directors or the President.

ARTICLE IV

SHARES

Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates certifying the number and kind of shares owned by him, signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company. The signatures of the officers upon a certificate may be a facsimile when the certificate is countersigned by a Transfer Agent or registered by a registrar other than the Company itself or an employee of the Company. The seal of the Company may be a facsimile thereof. Share certificates shall be in such form, not inconsistent with law or the Articles of Incorporation, as shall be approved by the Board of Directors.

Section 2. TRANSFER OF SHARES AND ADDITIONAL AUTHORITY. Shares of stock shall be transferable only on the books of the Company by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company. The Board of Directors may make such additional rules and regulations and take such action as it may deem expedient concerning the issue, reissue, transfer, registration and cancellation of certificates representing shares of stock of the Company.

Section 3. TRANSFER AGENTS AND REGISTRARS. The Company shall if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board of Directors, where the shares of any of the stock of the Company shall be directly transferable, and may also have one or more registered offices, each in charge of a Registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of stock of the Company in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and, if a Registrar shall have been designated, unless registered by such Registrar.

Section 4. RECORD DATES. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the provisions of applicable law shall govern the fixing of a record date.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 1. OFFICES. The Company shall maintain such registered offices and registered agents as may be required by law. The Company may have such other offices at such other places as the Board of Directors may from time to time appoint or as the business of the Company may require and, subject to the provisions of the laws of the State of New Jersey, may keep the books of the Company outside of said state and at such place or places as may be designated by the Board of Directors or pursuant to these Bylaws.

Section 2. SEAL. The corporate seal of the Company shall bear the name of the Company and the words “Corporate Seal, New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the purposes of the Company.

Section 3. BOOKS AND RECORDS. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may determine whether and, if allowed, when and under what conditions and regulations the books and records of the Company, or any of them, shall be opened to the inspection of shareholders, and the rights of shareholders in this respect are and shall be limited accordingly. Under no circumstances shall any shareholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose.

Section 4. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January in each year and end on the last day of December in each year.

Section 5. VOTING OF STOCK IN OTHER COMPANIES. Any shares in other companies which may be held by the Company may be represented and voted at any meeting of shareholders of such other company by the President or any Vice President of the Company or by proxy executed in the name of the Company by the President or any Vice President.